Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 9, 2016, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 9, 2016.

FOR IMMEDIATE RELEASE

Investor Inquiries                                Media Inquiries
Leah Andress                                     Andrea Simpson
Investor Relations Associate                            Director, Marketing
301/998-8265                                    617/684-1511
landress@federalrealty.com                             asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2015 OPERATING RESULTS

ROCKVILLE, Md. (February 9, 2016) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year ended December 31, 2015. Highlights of the quarter and year end recent activity include:

•
Generated FFO per diluted share of $1.37 for the quarter, an increase of 7.0% over fourth quarter 2014. For the year, generated FFO per diluted share (excluding prepayment premiums) of $5.32, an increase of 7.7% over 2014.

•
Generated same center property operating income growth of 3.8% for the year (or 2.4% when properties under redevelopment are excluded). For the fourth quarter, same center growth was 2.6% (or 1.0% when properties under redevelopment are excluded), reflecting lower occupancy due to the recapture of significant anchor spaces in the same center pool.

•	Federal Realty’s same-center portfolio was 95.4% leased on December 31, 2015, compared to 96.0% on September 30, 2015 and 96.5% on December 31, 2014.

•	Signed leases for 380,714 sf of comparable space at an average rent of $31.88 psf and achieved cash basis rollover growth on comparable spaces of 23%.

•	Sold Courtyard Shops in Wellington, Florida, for $52.8 million and, subsequent to year-end, acquired our JV partner’s 70% interest in our unconsolidated real estate partnership for $153.7 million.

•	Affirmed 2016 FFO per diluted share guidance range of $5.65 to $5.71.

“The fourth quarter and the full year represented yet another record for the Trust in terms of FFO per share” commented Donald C. Wood, President and Chief Executive Officer of Federal Realty. “We are excited about the opportunity to gain control of below market anchor space within the core portfolio and drive value through redevelopment and releasing. In addition, with the first phases of our mixed use developments delivering and the next phases well underway, infill acquisitions that will drive future growth opportunities, and strong leasing and rollover results, we continue to drive successfully all facets of our long term strategic plan.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2015 OPERATING RESULTS
February 9, 2016

Financial Results
In the fourth quarter 2015, Federal Realty generated funds from operations available for common shareholders (FFO) of $96.5 million, or $1.37 per diluted share. This compares to FFO of $77.7 million, or $1.13 per diluted share, in fourth quarter 2014. Excluding the early extinguishment of debt charge in fourth quarter 2014, FFO per diluted share was $1.28. For the full year 2015, Federal Realty reported FFO of $352.9 million, or $5.05 per diluted share, which includes the early extinguishment of debt. Excluding the early extinguishment of debt charges in both years, FFO would have been $371.9 million, or $5.32 per diluted share in 2015, compared to $338.1 million, or $4.94 per diluted share in 2014.

Net income available for common shareholders was $67.8 million and earnings per diluted share was $0.97 for fourth quarter 2015 versus $35.0 million and $0.51, respectively, for fourth quarter 2014. For the full year 2015, Federal Realty reported net income available for common shareholders of $209.7 million and earnings per diluted share of $3.03. This compares to net income available for common shareholders of $164.0 million and earnings per diluted share of $2.41 for the full year 2014.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release in addition to Form 8-K that was filed.

Portfolio Results
Same-center property operating income for full year 2015 increased 3.8% including redevelopments and expansions, and 2.4% excluding redevelopments and expansions compared to 2014. On a quarterly-basis, same-center property operating income in fourth quarter 2015 increased 2.6% including redevelopment and expansion properties, and 1.0% excluding redevelopment and expansion properties, which reflects lower occupancy due to the recapture of significant anchor spaces in the same center pool.

The overall portfolio was 94.3% leased as of December 31, 2015, compared to 95.5% on September 30, 2015 and 95.6% on December 31, 2014. Federal Realty’s same-center portfolio was 95.4% leased on December 31, 2015, compared to 96.0% on September 30, 2015 and 96.5% on December 31, 2014.

During fourth quarter 2015, the Trust signed 99 leases for 439,061 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 380,714 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 23%. The average contractual rent on this comparable space for the first year of the new lease is $31.88 per square foot compared to the average contractual rent of $26.00 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 35% for fourth quarter 2015.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2015 OPERATING RESULTS
February 9, 2016

For all of 2015, Federal Realty signed 316 leases representing 1.4 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 17%, and 29% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $30.90 per square foot compared to the average cash-basis contractual rent of $26.32 per square foot for the last year of the prior lease. As of December 31, 2015, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $26.28 per square foot, as compared to $25.59 per square foot on December 31, 2014.

Summary of Other Quarterly Activities and Recent Developments

•
October 1, 2015 - Federal Realty acquired an 85% interest in The Shops at Sunset Place, a 515,000-square-foot mixed-use center in South Miami, Florida, based on a gross value of $110.2 million. The transaction includes the assumption of an existing $70.8 million mortgage with an interest rate of 5.6 percent and maturity date of September 2020.

•	November 19, 2015 - Federal Realty closed on the sale of Courtyard Shops, a grocery anchored shopping center located in Wellington, Florida for $52.8 million and realized a gain of $16.8 million.

•
January 13, 2016 - Federal Realty acquired the 70% interest owned by affiliates of a discretionary fund advised by Clarion Partners in a joint venture that owns six neighborhood and community centers. Federal Realty purchased the 70% interest in the venture for $153.7 million, consisting of $130 million of cash and assumption of the allocable share of mortgage debt. With this acquisition, Federal Realty successfully concluded the venture that was formed in 2004 and increased its ownership of the 820,000 square foot portfolio from 30% to 100%. The portfolio includes two properties near Boston, Massachusetts (Atlantic Plaza and Campus Plaza); one asset in the New York Metro region (Greenlawn Plaza on Long Island) and three centers in the Washington DC market (Free State Shopping Center and Plaza del Mercado in Suburban Maryland, and Barcroft Plaza in Northern Virginia).

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.94 per share on its common shares, resulting in an indicated annual rate of $3.76 per share. The regular common dividend will be payable on April 15, 2016 to common shareholders of record on March 18, 2016.

Guidance
We have affirmed our 2016 guidance for FFO per diluted share of $5.65 to $5.71, and updated our earnings per diluted share guidance to $3.47 to $3.54.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2015 earnings conference call, which is scheduled for February 10, 2016, at 11 a.m.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2015 OPERATING RESULTS
February 9, 2016

Eastern Standard Time. To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 20889236 (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through February 17, 2016 by dialing (855) 859-2056 and using the passcode 20889236.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 90 properties include over 2,700 tenants, in approximately 21 million square feet, and over 1,700 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 48 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 9, 2016, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2015 OPERATING RESULTS
February 9, 2016

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2016

Federal Realty Investment Trust
Summarized Income Statements
December 31, 2015
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands, except per share data)

Revenue
Rental income	$189,200	$171,634	$727,812	$666,322
Other property income	2,446	3,411	11,810	14,758
Mortgage interest income	861	1,332	4,390	5,010
Total revenue	192,507	176,377	744,012	686,090
Expenses
Rental expenses	39,092	34,974	147,593	135,417
Real estate taxes	22,959	18,268	85,824	76,506
General and administrative	8,119	8,114	35,645	32,316
Depreciation and amortization	46,423	43,411	174,796	170,814
Total operating expenses	116,593	104,767	443,858	415,053
Operating income	75,914	71,610	300,154	271,037
Other interest income	40	49	149	94
Interest expense	(23,207)	(24,169)	(92,553)	(93,941)
Early extinguishment of debt	—	(10,545)	(19,072)	(10,545)
Income from real estate partnerships	430	334	1,416	1,243
Income from continuing operations	53,177	37,279	190,094	167,888
Gain on sale of real estate	16,821	—	28,330	4,401
Net income	69,998	37,279	218,424	172,289
Net income attributable to noncontrolling interests	(2,044)	(2,117)	(8,205)	(7,754)
Net income attributable to the Trust	67,954	35,162	210,219	164,535
Dividends on preferred shares	(135)	(135)	(541)	(541)
Net income available for common shareholders	$67,819	$35,027	$209,678	$163,994

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.74	$0.51	$2.63	$2.35
Gain on sale of real estate	0.24	—	0.41	0.07
	$0.98	$0.51	$3.04	$2.42

Weighted average number of common shares, basic	69,272	67,997	68,797	67,322

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.73	$0.51	$2.62	$2.34
Gain on sale of real estate	0.24	—	0.41	0.07
	$0.97	$0.51	$3.03	$2.41

Weighted average number of common shares, diluted	69,456	68,179	68,981	67,492

Federal Realty Investment Trust
Summarized Balance Sheets
December 31, 2015
	December 31,
	2015	2014
	(in thousands)

ASSETS
Real estate, at cost
Operating (including $485,971 and $282,303 of consolidated variable interest entities, respectively)	$5,630,771	$5,128,757
Construction-in-progress	433,635	480,241
	6,064,406	5,608,998
Less accumulated depreciation and amortization (including $35,782 and $26,618 of consolidated variable interest entities, respectively)	(1,574,041)	(1,467,050)
Net real estate	4,490,365	4,141,948
Cash and cash equivalents	21,046	47,951
Accounts and notes receivable, net	110,402	93,291
Mortgage notes receivable, net	41,618	50,988
Investment in real estate partnerships	41,546	37,457
Prepaid expenses and other assets	206,732	175,235
TOTAL ASSETS	$4,911,709	$4,546,870

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $254,241 and $187,632 of consolidated variable interest entities, respectively)	$554,442	$635,345
Notes payable	343,600	290,519
Senior notes and debentures	1,744,324	1,483,813
Accounts payable and other liabilities	350,096	325,584
Total liabilities	2,992,462	2,735,261
Redeemable noncontrolling interests	137,316	119,053
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,653,752	1,594,404
Total shareholders' equity of the Trust	1,663,749	1,604,401
Noncontrolling interests	118,182	88,155
Total shareholders' equity	1,781,931	1,692,556
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,911,709	$4,546,870

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2015
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$69,998	$37,279	$218,424	$172,289
Net income attributable to noncontrolling interests	(2,044)	(2,117)	(8,205)	(7,754)
Gain on sale of real estate	(16,821)	—	(28,330)	(4,401)
Depreciation and amortization of real estate assets	40,293	38,493	152,888	152,505
Amortization of initial direct costs of leases	4,222	3,420	15,026	12,391
Depreciation of joint venture real estate assets	326	353	1,344	1,555
Funds from operations	95,974	77,428	351,147	326,585
Dividends on preferred shares	(135)	(135)	(541)	(541)
Income attributable to operating partnership units	878	798	3,398	3,027
Income attributable to unvested shares	(243)	(346)	(1,147)	(1,474)
FFO	96,474	77,745	352,857	327,597
Early extinguishment of debt, net of allocation to unvested shares	—	10,499	19,006	10,498
FFO excluding early extinguishment of debt	$96,474	$88,244	$371,863	$338,095
Weighted average number of common shares, diluted	70,391	69,096	69,920	68,410

FFO per diluted share	$1.37	$1.13	$5.05	$4.79

FFO excluding early extinguishment of debt, per diluted share	$1.37	$1.28	$5.32	$4.94

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$58,863	$61,304	$239,338	$283,862
Tenant improvements and incentives	8,321	6,895	24,050	28,471
Total non-maintenance capital expenditures	67,184	68,199	263,388	312,333
Maintenance capital expenditures	10,390	8,887	19,699	18,414
Total capital expenditures	$77,574	$77,086	$283,087	$330,747

Dividends and Payout Ratios
Regular common dividends declared	$65,317	$59,684	$250,388	$224,190

Dividend payout ratio as a percentage of FFO	68%	77%	71%	68%
Dividend payout ratio as a percentage of FFO excluding early extinguishment of debt	68%	68%	67%	66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
December 31, 2015
	December 31,
	2015	2014
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	70,428	69,523
Market price per common share	$146.10	$133.46
Common equity market capitalization including operating partnership units	$10,289,531	$9,278,540

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$10,299,531	$9,288,540

Total debt (3)	2,642,366	2,409,677

Total market capitalization	$12,941,897	$11,698,217

Total debt to market capitalization	20%	21%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	98%	100%
Variable rate debt	2%	<1%
	100%	100%
Notes:

1)	Amounts include 934,405 and 917,255 operating partnership units outstanding at December 31, 2015 and 2014, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $10.3 million at both December 31, 2015 and 2014, which is the Trust's 30% share of the total mortgages payable, of $34.4 million, of the partnership with a discretionary fund created and advised by Clarion Partners. On January 13, 2016, we acquired Clarion's 70% joint venture interest and assumed 100% of the debt.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2015
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)
Minimum rents
Retail and commercial (1)	$132,260	$121,285	$509,825	$472,602
Residential	11,104	10,105	42,797	36,099
Cost reimbursements	37,416	33,133	148,110	135,592
Percentage rents	3,270	3,638	11,911	10,169
Other	5,150	3,473	15,169	11,860
Total rental income	$189,200	$171,634	$727,812	$666,322

Notes:

1)
Minimum rents include $2.6 million and $1.6 million for the three months ended December 31, 2015 and 2014, respectively, and $7.6 million and $5.1 million for the year ended December 31, 2015 and 2014, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.8 million and $0.6 million for the three months ended December 31, 2015 and 2014, respectively, and $2.7 million and $2.4 million for the year ended December 31, 2015 and 2014, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2015
	As of December 31, 2015
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (5)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Plaza El Segundo	8/5/2017	6.33%	$175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	43,557
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,024
Rollingwood Apartments	5/1/2019	5.54%	21,716
The Shops at Sunset Place	9/1/2020	5.62%	70,542
29th Place	1/31/2021	5.91%	4,753
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	74,329
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,868
Subtotal			471,994
Net unamortized premium			10,828
Total mortgages payable			482,822		4.46%

Notes payable
Unsecured fixed rate
Term Loan (2)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,700
Unsecured variable rate
Escondido (Municipal bonds) (3)	10/1/2016	0.03%	9,400
Revolving Credit Facility (4)	4/21/2017	LIBOR + 0.90%	53,500
Total notes payable			343,600		2.69%	(6)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
Subtotal			1,744,200
Net unamortized premium			124
Total senior notes and debentures			1,744,324		3.98%

Capital lease obligations
Various	Various through 2106	Various	71,620		8.04%
Total debt and capital lease obligations			$2,642,366

Total fixed rate debt and capital lease obligations			$2,579,466	98%	4.08%
Total variable rate debt			62,900	2%	1.31%	(6)
Total debt and capital lease obligations			$2,642,366	100%	4.01%	(6)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (7)(8)	5.06x	3.91x	4.50x	3.85x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (7)(8)	4.45x	3.91x	4.25x	3.82x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (7)	5.06x	2.88x	3.85x	3.53x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (7)	4.45x	2.88x	3.63x	3.50x

Notes:

1)
Mortgages payable do not include our 30% share ($10.3 million) of the $34.4 million debt of the partnership with a discretionary fund created and advised by Clarion Partners. On January 13, 2016, we acquired Clarion's 70% joint venture interest and assumed 100% of the related debt.

2)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus the loan is included in fixed rate debt.

3)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

4)
The maximum amount drawn under our revolving credit facility for the three months and year ended December 31, 2015 was $111.0 million and $324.0 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees for the three months and year ended December 31, 2015 was 1.15% and 1.09%, respectively.

5)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 6.

6)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had $53.5 million outstanding on December 31, 2015. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 2. The term loan is included in fixed rate debt.

7)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, costs related to the early extinguishment of debt, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate of $16.8 million and $28.3 million for the three months and year ended December 31, 2015, respectively, and $4.4 million for the year ended December 31, 2014. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

8)
Fixed charges for the year ended December 31, 2015 exclude the $19.2 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 6.20% senior notes. Fixed charges for the three months and year ended December 31, 2014 exclude the $10.5 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of our 5.65% senior notes and the prepayment premium paid as part of the early payoff of our East Bay Bridge mortgage loan.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2015
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2016	$6,111	$9,400		$15,511		0.6%	0.6%	1.3%
2017	6,228	270,232	(1)	276,460		10.5%	11.1%	4.1%	(4)
2018	5,519	285,502		291,021		11.1%	22.2%	2.9%
2019	5,449	20,160		25,609		1.0%	23.2%	5.7%
2020	4,763	210,593		215,356		8.2%	31.4%	5.3%
2021	3,101	253,625		256,726		9.7%	41.1%	2.8%
2022	1,228	366,323		367,551		14.0%	55.1%	3.5%
2023	1,253	330,010		331,263		12.6%	67.7%	3.9%
2024	1,054	300,000		301,054		11.4%	79.1%	4.2%
2025	540	—		540		—%	79.1%	—%
Thereafter	19,623	530,700		550,323		20.9%	100.0%	4.9%
Total	$54,869	$2,576,545		$2,631,414	(2)	100.0%
Notes:

1)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017, subject to a one-year extension at our option. As of December 31, 2015, there was $53.5 million outstanding on our revolving credit facility.

2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium on certain mortgage loans and senior notes as of December 31, 2015.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2015

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)
Projects Stabilized in 2015
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$13	$13	Stabilized
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	13%	$11	$11	Stabilized
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	20%	$7	$7	Stabilized
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$5	$5	Stabilized
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	14%	$4	$4	Stabilized
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	Stabilized
Third Street Promenade	Santa Monica, CA	Building modified to convert second floor space to office to accommodate new first floor retail and second floor office tenants	25%	$1	$1	Stabilized
Troy	Parsippany, NJ	New 4,000 square foot pad building	20%	$1	$1	Stabilized
Brick Plaza	Brick, NJ	New restaurant pad building	30%	$1	$1	Stabilized
Finley Square	Downers Grove, IL	New 2,000 square foot pad building	18%	$1	$1	Stabilized
Total Projects Stabilized in 2015 (3) (4)			14%	$46	$46

Active Redevelopment Projects
Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 234,500 square feet of office space, and 670 parking spaces	9%	$110 - $115	$47	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	8%	$85	$78	2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$20	2016
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$16	$2	2017
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$11	2016
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building	7%	$14	$13	2016
Congressional Plaza	Rockville, MD	Conversion of office space into 39,000 square feet of retail anchor space to accommodate new tenant	9%	$7	$1	2016
Willow Lawn	Richmond, VA	Construction of two new in-line retail spaces totaling 17,400 square feet	8%	$5	$3	2016
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	7%	$5	$1	2017
Eastgate	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	8%	$4	$0	2017
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet and a drive up ATM	11%	$3	$2	2016
Mercer Mall	Lawrenceville, NJ	Demolition of existing 3,000 square foot pad building to allow for construction of a multi-restaurant pad building totaling 5,600 square feet	10%	$2	$0	2016
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	8%	$2	$2	2016
Total Active Redevelopment projects (4)			9%	$289 - $294	$180
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
December 31, 2015

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)		Costs to Date		Anticipated Stabilization	Other Information
					(in millions)		(in millions)
Phases delivering in 2015

Pike & Rose - Phase I	North Bethesda, MD	Phase I consists of 493 residential units, 157,000 square feet of retail, and 79,000 square feet of office space.	7%		$265 - $270	(4)	$259		2015/2016
•174 unit residential building opened in late June 2014 and achieved stabilized occupancy in Q1 2015
•132,000 sf of retail open as of 12/31/15; retail 94% leased. Remaining retail to open in early 2016
•45,000 sf of office space delivered as of 12/31/15; 80% leased; 100% leased/under LOI
•319 unit residential building initially opened in July 2015 with delivery of units through Q2 2016 Expected to achieve stabilized occupancy in Q4 2016

Assembly Row - Phase I	Somerville, MA	Initial phase consists of 445 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 331,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop has been constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%	(5)	$194 - $196		$193	(5)	2015/2016	•Retail 98% open and 100% leased as of 12/31/15 •74,000 sf of office space delivered as of 12/31/15; 100% leased •T Station opened September 2014
		Total Phases delivered or delivering in 2015	6% - 7%		$459 - $466		$452

Phases commencing in 2015/2016

Pike & Rose - Phase II	North Bethesda, MD	Ground up mixed use development. Phase II consists of 190,000 square feet of retail, 272 residential units, and a 177 room hotel. Added pre-leased auto dealership building.	7% - 8%		$200 - $207		$45		2018/2019	Projected opening - late 2017/2018
	North Bethesda, MD	104 for-sale condominium units	-		$53 - $58		$9
Assembly Row - Phase II	Somerville, MA	Second phase of development consists of 167,000 square feet of retail, 447 residential units, and a 160 room boutique hotel. Additionally, there will be approximately 700,000 square feet of office space constructed by Partners HealthCare.	7%	(5)	$270 - $285		$81		2018/2019	Projected opening - late 2017/2018
	Somerville, MA	For-sale condominium units increased from 117 to 134 units	-	(6)	$70 - $75		$9
		Total Phases commencing in 2015/2016	7 - 7.5%	(6)	$593 - $625		$144

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Trust. Refer to the Trust's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)	Includes costs of which we have claims for recovery against 3rd parties.
(5)
Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our 50% share of the costs of our investment in the hotel.

(6)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2015

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Pike 7 Plaza	Vienna, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Assembly Row	Somerville, MA	Fresh Meadows	Queens, NY
	Barracks Road	Charlottesville, VA	Melville Mall	Huntington, NY
	Bethedsa Row	Bethesda, MD	Montrose Crossing	Rockville, MD
	Brick Plaza	Brick, NJ	Northeast	Philadelphia, PA
	CocoWalk	Coconut Grove, FL	The Shops at Sunset Place	South Miami, FL
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Troy	Parsippany, NJ
	Del Mar Village	Boca Raton, FL	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Graham Park Plaza	Falls Church, VA	Towson land parcel	Towson, MD
	Leesburg Plaza	Leesburg, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 834 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 1 million square feet of commercial-use buildings and 736 residential units.
(3)	Santana Row	Remaining entitlements include approximately 634,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
Significant Acquisitions and Dispositions
December 31, 2015

2015 Significant Acquisitions
Date	Property	City/State	GLA	Total Gross Value		Principal Tenants
			(in square feet)	(in millions)
January 2015	San Antonio Center	Mountain View, CA	376,000	$62.2	(1)	Walmart / Kohl's / Trader Joe's / 24 Hour Fitness
May 4, 2015	CocoWalk	Miami, Florida	198,000	$87.5	(2)	Cinepolis Theaters / Gap / Youfit Health Club
October 1, 2015	The Shops at Sunset Place	South Miami, Florida	515,000	$110.2	(3)	AMC Theatres / L.A. Fitness / Barnes & Noble

(1) Our effective interest approximates 80% and was funded by the assumption of our share of $19 million of mortgage debt, 58,000 downREIT operating partnership units, and approximately $27 million of cash ($18 million in one closing and $9 million in a second closing). The mortgage debt, which had a stated rate interest rate of 5.3%, was repaid on November 2, 2015.

(2) The acquisition was completed through a newly formed entity for which we own a preferred interest and an 80% common interest.
(3) The acquisition was completed through a newly formed entity for which we own an 85% interest. The transaction included the assumption of our share of $71 million of mortgage debt that has a stated rate of 5.6% and matures on September 1, 2020.

2015 Significant Dispositions
Date	Property	City/State	GLA	Sales Price	Total Gain
			(in square feet)	(in millions)	(in millions)
April 24, 2015	Houston Street	San Antonio, TX	172,000	$46.1	$11.5
November 19, 2015	Courtyard Shops	Wellington, FL	127,000	$52.8	$16.8

Subsequent Event - 2016 Significant Acquisition

On January 13, 2016, we acquired the outstanding 70% equity interest in our joint venture arrangement with affiliates of a discretionary fund created and advised by Clarion Partners ("Clarion") for $153.7 million, which includes $130 million of cash and the assumption of three interest only mortgage loans which are detailed on the "Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture" schedule. With the acquisition, we gained control of the six underlying properties which are described on the "Real Estate Status - 30% Owned Joint Venture" schedule on page 29.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$224,991	$—	533,000	98%	98%	$49.07	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	90,498		325,000	97%	85%	40.10	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,733		35,000	66%	66%	23.60
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,847		144,000	97%	97%	34.43	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,971		248,000	99%	99%	34.48	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	37,519		119,000	100%	100%	28.12			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	26,674		207,000	92%	92%	26.53			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	34,335		260,000	93%	93%	27.77	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,736		73,000	100%	100%	46.59	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	55,408		389,000	80%	80%	22.41	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	36,185		236,000	94%	94%	23.04	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(4)	Washington, DC-MD-VA	2011/2013	153,546	74,329	366,000	93%	93%	24.56	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003/2006	82,866		569,000	97%	97%	17.14	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1976	6,411		92,000	84%	84%	41.19	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,853		227,000	98%	98%	22.37	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	96,681		299,000	78%	78%	38.63	45,000	Harris Teeter	Bed, Bath & Beyond / DSW
Pike & Rose	(5)	Washington, DC-MD-VA	1982/2007/2012	366,529		208,000	96%	96%	44.14			iPic Theater / Sport & Health / Gap / Gap Kids
Pike 7 Plaza		Washington, DC-MD-VA	1997/2015	41,714		164,000	99%	98%	42.75			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	35,301		267,000	96%	95%	21.78	19,000	Aldi	L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(7)	Washington, DC-MD-VA	2006-2007	50,087	4,492	187,000	93%	90%	29.59	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	10,247	21,716	N/A	95%	95%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,554		49,000	86%	86%	44.28			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,452		112,000	92%	92%	24.38	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,593		49,000	92%	92%	43.20	11,000	Trader Joe's
Village at Shirlington	(7)	Washington, DC-MD-VA	1995	61,407	6,539	265,000	88%	85%	36.17	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,965		84,000	99%	99%	95.44	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,597,103		5,507,000	93%	92%	32.46

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,002		69,000	100%	88%	41.05			Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	2005/2007	88,234		241,000	96%	96%	26.44	32,000	Sprouts	Orchard Supply Hardware / Rite Aid / Sports Authority
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	175,780		438,000	99%	99%	17.72	59,000	Pak-N-Save	Home Depot / Michaels / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego, CA	1996/2010	47,104		298,000	98%	98%	24.34			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,908		24,000	100%	100%	37.64
Hollywood Blvd	(4)	Los Angeles-Long Beach, CA	1999	46,419		180,000	91%	91%	33.56			DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(6)	San Jose, CA	1998	11,612		80,000	100%	100%	31.46	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,840		95,000	97%	97%	38.55			Anthropologie / Banana Republic / Gap
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach, CA	2011/2015	270,979	175,000	450,000	98%	98%	41.63	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	732,658		651,000	98%	98%	50.13			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
San Antonio Center	(4) (6)	San Francisco-Oakland-San Jose, CA	2015	72,769		376,000	96%	96%	12.67	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	78,535		209,000	99%	99%	71.00			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	145,995		638,000	98%	98%	17.38	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	37,066		105,000	83%	82%	35.18			H&M
		Total California		1,768,901		3,854,000	97%	97%	31.98

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	61,360		422,000	74%	74%	19.56			AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(4) (6)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,817	11,500	98,000	98%	98%	34.79			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,391		95,000	97%	97%	28.30	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	80,926		404,000	100%	100%	30.60	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	14,097		36,000	100%	100%	61.00			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,646		134,000	100%	99%	28.10	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,856		279,000	100%	100%	25.92			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	12,720		74,000	93%	93%	26.90			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	73,987		247,000	73%	54%	24.01			Dick’s Sporting Goods / Marshalls / Macy's Backstage
Mercer Mall	(7)	Trenton, NJ	2003	119,107	55,682	527,000	99%	98%	23.60	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(4) (6)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	122,126	54,581	192,000	99%	98%	43.51			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	34,600		211,000	67%	67%	27.92			L.A. Fitness
		Total NY Metro/New Jersey		686,633		2,719,000	90%	88%	27.89

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,745		265,000	95%	95%	15.65	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	41,108		294,000	100%	100%	23.77	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,927		268,000	97%	97%	15.94	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,641		156,000	97%	97%	20.81	75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	1985	21,762		219,000	100%	92%	17.39	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	32,254		364,000	96%	96%	20.45	53,000	Acme Markets	Virginia College / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	25,299		288,000	87%	87%	12.02			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,957		124,000	90%	86%	9.91	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,999		211,000	99%	99%	19.51			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	41,726		251,000	100%	98%	27.24	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		284,418		2,440,000	96%	95%	18.84

New England
Assembly Row / Assembly Square Marketplace	(5)	Boston-Cambridge-Quincy, MA-NH	2005-2011, 2013	473,892		738,000	100%	99%	22.49			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,736	6,868	222,000	100%	100%	11.43	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,092		241,000	92%	90%	15.90	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	147,498		223,000	94%	94%	46.08	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,367		48,000	100%	100%	15.71	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,197		149,000	100%	100%	16.64	50,000	Hannaford	TJ Maxx / HomeGoods

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied	Average Rent PSF (3)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	15,255		168,000	100%	100%	11.99	55,000	Super Stop & Shop	Kmart
		Total New England		742,037		1,789,000	98%	98%	21.38

South Florida
Cocowalk	(4) (8)	Miami-Ft Lauderdale	2015	98,958		216,000	82%	82%	36.20			Cinepolis Theaters / Gap / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	2008/2014	60,399		196,000	74%	74%	16.21	44,000	Winn Dixie	CVS
The Shops at Sunset Place	(4)	Miami-Ft Lauderdale	2015	116,581	70,542	515,000	82%	82%	22.53			AMC Theatres / L.A. Fitness / Barnes & Noble / GameTime
Tower Shops		Miami-Ft Lauderdale	2011/2014	93,375		389,000	98%	98%	20.14	12,000	Trader Joe's	Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		369,313		1,316,000	86%	86%	23.04

Baltimore
Governor Plaza		Baltimore, MD	1985	27,157		243,000	100%	100%	18.95	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	30,417		395,000	100%	100%	14.35	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore, MD	2007	100,142	52,705	305,000	99%	99%	24.24			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,453		32,000	100%	100%	48.13
White Marsh Plaza		Baltimore, MD	2007	25,153		80,000	96%	96%	21.80	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	37,049		73,000	98%	98%	31.67
		Total Baltimore		237,371		1,128,000	99%	99%	20.58

Chicago
Crossroads		Chicago, IL	1993	31,434		168,000	91%	91%	22.29			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	34,828		315,000	91%	91%	12.49			Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Michaels
Garden Market		Chicago, IL	1994	12,893		140,000	100%	100%	13.30	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,430		129,000	85%	85%	10.95	77,000	Jewel Osco
		Total Chicago		95,585		752,000	92%	92%	14.59

Other
Barracks Road		Charlottesville, VA	1985	60,898		497,000	99%	98%	25.05	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,788		266,000	92%	92%	13.17	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	28,137		153,000	91%	91%	24.06	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,565		217,000	99%	99%	11.91	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	1980	13,554	4,907	127,000	97%	97%	17.73	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,515	4,753	169,000	98%	98%	17.60			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	90,588		445,000	93%	92%	17.91	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		283,045		1,874,000	96%	96%	18.92

Grand Total				$6,064,406	$543,614	21,379,000	94%	94%	$26.28
Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(4)	The Trust has a controlling financial interest in this property.
(5)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(6)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	All or a portion of property subject to capital lease obligation.
(8)	This property includes partial interests in eight buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2015

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2015	88	100%	380,714	$31.88	$26.00	$2,238,079	23%	35%	8.0	$16,261,721	$42.71	(7)
3rd Quarter 2015	76	100%	478,411	$26.98	$22.69	$2,051,021	19%	33%	8.0	$10,113,482	$21.14	(7)
2nd Quarter 2015	77	100%	296,946	$30.41	$26.36	$1,203,298	15%	25%	7.9	$8,780,682	$29.57	(7)
1st Quarter 2015	75	100%	249,295	$37.50	$33.70	$947,399	11%	22%	7.1	$5,721,362	$22.95
Total - 12 months	316	100%	1,405,366	$30.90	$26.32	$6,439,797	17%	29%	7.8	$40,877,247	$29.09

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2015	29	33%	191,931	$30.57	$21.14	$1,810,518	45%	54%	10.1	$14,704,178	$76.61	(7)
3rd Quarter 2015	36	47%	106,574	$47.91	$42.13	$615,619	14%	32%	9.9	$6,248,270	$58.63	(7)
2nd Quarter 2015	35	45%	147,114	$30.96	$26.98	$585,589	15%	29%	9.3	$6,812,702	$46.31	(7)
1st Quarter 2015	27	36%	100,934	$40.69	$35.13	$560,791	16%	23%	9.0	$5,563,472	$55.12
Total - 12 months	127	40%	546,553	$35.93	$29.39	$3,572,517	22%	35%	9.6	$33,328,622	$60.98

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2015	59	67%	188,783	$33.21	$30.95	$427,561	7%	20%	6.1	$1,557,543	$8.25
3rd Quarter 2015	40	53%	371,837	$20.98	$17.12	$1,435,402	23%	33%	6.7	$3,865,212	$10.39
2nd Quarter 2015	42	55%	149,832	$29.87	$25.75	$617,709	16%	21%	6.4	$1,967,980	$13.13
1st Quarter 2015	48	64%	148,361	$35.34	$32.73	$386,608	8%	21%	5.6	$157,890	$1.06
Total - 12 months	189	60%	858,813	$27.70	$24.36	$2,867,280	14%	24%	6.3	$7,548,625	$8.79

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2015					99	439,061		$31.87	8.2	$17,663,207	$40.23
3rd Quarter 2015					95	560,884		$28.92	8.3	$12,254,941	$21.85
2nd Quarter 2015					85	313,887		$31.66	8.1	$11,268,961	$35.90
1st Quarter 2015					86	279,586		$38.88	7.4	$7,500,950	$26.83
Total - 12 months					365	1,593,418		$32.02	8.0	$48,688,059	$30.56

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $6.0 Million ($21.74 per square foot) in 4th Quarter 2015, $0.5 million ($0.72 per square foot) in 3rd Quarter 2015, and $0.5 million ($1.20 per square foot) in 2nd Quarter 2015 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, East Bay Bridge) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2015

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2016	297,000	2%	$22.64	820,000	10%	$32.46	1,117,000	6%	$29.85
2017	1,399,000	12%	$17.77	1,202,000	15%	$35.59	2,601,000	13%	$26.01
2018	1,475,000	12%	$15.25	1,032,000	13%	$39.38	2,507,000	13%	$25.18
2019	1,809,000	15%	$19.03	823,000	10%	$38.35	2,632,000	13%	$25.07
2020	1,027,000	9%	$16.86	999,000	12%	$37.89	2,026,000	10%	$27.23
2021	1,351,000	11%	$18.73	764,000	10%	$38.57	2,115,000	11%	$25.90
2022	925,000	8%	$16.39	464,000	6%	$41.65	1,390,000	7%	$24.84
2023	393,000	3%	$21.92	492,000	6%	$39.13	885,000	4%	$31.48
2024	552,000	5%	$17.70	497,000	6%	$42.84	1,050,000	5%	$29.61
2025	722,000	6%	$21.29	577,000	7%	$36.93	1,299,000	6%	$28.23
Thereafter	2,005,000	17%	$19.81	360,000	5%	$42.64	2,364,000	12%	$23.28
Total (3)	11,955,000	100%	$18.38	8,030,000	100%	$38.04	19,986,000	100%	$26.28

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2016	85,000	1%	$20.73	605,000	8%	$32.99	690,000	3%	$31.48
2017	243,000	2%	$24.36	666,000	8%	$37.80	909,000	5%	$34.20
2018	196,000	2%	$16.18	562,000	7%	$41.45	758,000	4%	$34.91
2019	453,000	4%	$20.71	524,000	7%	$39.32	977,000	5%	$30.69
2020	143,000	1%	$21.87	602,000	7%	$36.66	744,000	4%	$33.82
2021	336,000	3%	$22.76	509,000	6%	$40.03	845,000	4%	$33.17
2022	155,000	1%	$25.84	524,000	7%	$35.81	679,000	3%	$33.54
2023	368,000	3%	$17.28	456,000	6%	$40.34	824,000	4%	$30.04
2024	404,000	3%	$17.75	384,000	5%	$43.64	789,000	4%	$30.35
2025	240,000	2%	$22.05	513,000	6%	$36.81	753,000	4%	$32.11
Thereafter	9,332,000	78%	$17.78	2,685,000	33%	$37.68	12,018,000	60%	$22.23
Total (3)	11,955,000	100%	$18.38	8,030,000	100%	$38.04	19,986,000	100%	$26.28

Notes:
(1)	Anchor is defined as a retail tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2015.
(3)	Represents occupied square footage as of December 31, 2015.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2015

Overall Portfolio Statistics (1)	At December 31, 2015			At December 31, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	21,379,000	20,165,000	94.3%	20,242,000	19,353,000	95.6%

Residential Properties (units)	1,715	1,535	89.5%	1,500	1,416	94.4%

Same Center Statistics (1)	At December 31, 2015			At December 31, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,005,000	15,276,000	95.4%	15,968,000	15,402,000	96.5%

Residential Properties (units) (5)	1,326	1,252	94.4%	1,326	1,268	95.6%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2015 leased percentage was 97.0% for anchor tenants and 90.6% for small shop tenants.
(4)			Occupied percentage was 93.5% and 94.7% at December 31, 2015 and 2014, respectively, and same center occupied percentage was 94.7% and 95.9% at December 31, 2015 and 2014, respectively.
(5)			Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2015

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,360,000	2.92%	898,000	4.20%	15
2	Bed, Bath & Beyond, Inc.	$12,805,000	2.44%	736,000	3.44%	20
3	TJX Companies, The	$12,801,000	2.44%	767,000	3.59%	23
4	Gap, Inc., The	$12,261,000	2.33%	361,000	1.69%	26
5	L.A. Fitness International LLC	$8,662,000	1.65%	389,000	1.82%	9
6	CVS Corporation	$7,416,000	1.41%	189,000	0.88%	16
7	AMC Entertainment Inc.	$6,416,000	1.22%	317,000	1.48%	6
8	DSW, Inc	$6,105,000	1.16%	214,000	1.00%	10
9	Home Depot, Inc.	$5,512,000	1.05%	438,000	2.05%	5
10	Barnes & Noble, Inc.	$5,417,000	1.03%	244,000	1.14%	9
11	Best Buy Stores, L.P.	$5,410,000	1.03%	186,000	0.87%	4
12	Michaels Stores, Inc.	$5,189,000	0.99%	286,000	1.34%	12
13	Nordstrom, Inc.	$4,808,000	0.91%	195,000	0.91%	5
14	Bank of America, N.A.	$4,507,000	0.86%	94,000	0.44%	18
15	Whole Foods Market, Inc.	$4,425,000	0.84%	167,000	0.78%	4
16	Dick's Sporting Goods, Inc.	$4,375,000	0.83%	206,000	0.96%	5
17	Riverbed Technology, Inc.	$3,837,000	0.73%	83,000	0.39%	2
18	Staples, Inc.	$3,800,000	0.72%	178,000	0.83%	9
19	Ross Stores, Inc.	$3,772,000	0.72%	208,000	0.97%	7
20	AB Acquisition LLC (Acme, Safeway)	$3,732,000	0.71%	404,000	1.89%	8
21	Kroger Co., The	$3,528,000	0.67%	311,000	1.45%	7
22	Sports Authority Inc., The	$3,418,000	0.65%	194,000	0.91%	5
23	PetSmart, Inc.	$3,312,000	0.63%	150,000	0.70%	6
24	Dress Barn, Inc., The	$3,295,000	0.63%	133,000	0.62%	19
25	Starbucks Corporation	$3,245,000	0.62%	56,000	0.26%	35
	Totals - Top 25 Tenants	$153,408,000	29.19%	7,404,000	34.63%	285

	Total: (1)	$525,507,000	(2)	21,379,000	(3)	2,740

Notes:
(1)
Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by Clarion Partners. On January 13, 2016, we acquired Clarion's 70% interest in the partnership, as further discussed on page 18.

(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of December 31, 2015.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2015

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2016. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of February 9, 2016.

	2016 Guidance

	Low	High
Net income available to common shareholders, per diluted share	$3.47	$3.54
Adjustments:
Gain on change in control of interests	(0.34)	(0.34)
Depreciation and amortization of real estate & joint venture real estate assets	2.30	2.30
Amortization of initial direct costs of leases	0.22	0.22
All other amounts	0.00	0.00
FFO per diluted share	$5.65	$5.71

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture (1)
December 31, 2015
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,260	$4,369	$17,370	$18,190
Other property income	3	39	35	139
	4,263	4,408	17,405	18,329
Expenses
Rental	821	790	4,004	3,701
Real estate taxes	494	500	1,988	2,247
Depreciation and amortization	1,225	1,297	4,974	5,678
	2,540	2,587	10,966	11,626
Operating income	1,723	1,821	6,439	6,703
Interest expense	(511)	(522)	(2,062)	(2,759)
Net income before gain on sale of real estate	1,212	1,299	4,377	3,944
Gain on sale of real estate	—	—	—	14,507
Net income	$1,212	$1,299	$4,377	$18,451

	December 31,
	2015	2014
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$189,929	$187,507
Less accumulated depreciation and amortization	(43,023)	(38,304)
Net real estate	146,906	149,203
Cash and cash equivalents	2,690	2,864
Other assets	5,495	5,346
TOTAL ASSETS	$155,091	$157,413

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$34,385	$34,385
Other liabilities	3,554	3,673
Total liabilities	37,939	38,058
Partners' capital	117,152	119,355
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$155,091	$157,413

Note:
(1)     On January 13, 2016, we acquired Clarion's 70% interest in the partnership, as further discussed on page 18.

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture (1)
December 31, 2015
			Stated Interest Rate as of December 31, 2015

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Barcroft Plaza		7/1/2016	5.99%	(2)	20,785
Greenlawn Plaza		7/1/2016	5.90%		13,600
		Total Fixed Rate Debt			$34,385

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2015	$—	$—	$—		—%	—%
2016	—	34,385	34,385		100.0%	100.0%
Total	$—	$34,385	$34,385		100.0%

Notes:
(1)    On January 13, 2016, we acquired Clarion's 70% interest in the partnership, as further discussed on page 18.

(2)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture (1)
December 31, 2015
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage Obligation	GLA	% Leased	% Occupied	Avg Rent PSF (2)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$35,600	$20,785	100,000	92%	81%	$24.61	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	67,317		279,000	94%	86%	16.61	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	22,640		96,000	92%	56%	35.46			CVS
	Total Washington Metropolitan Area		125,557		475,000	93%	79%	21.03
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	21,102	13,600	106,000	93%	93%	17.18	46,000	Greenlawn Farms	Tuesday Morning
	Total New York / New Jersey		21,102		106,000	93%	93%	17.18
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,237		123,000	90%	90%	15.83	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,033		116,000	100%	100%	14.86	46,000	Roche Bros.	Burlington Coat Factory
	Total New England		43,270		239,000	95%	95%	15.33
Grand Totals			$189,929	$34,385	820,000	94%	85%	$18.63

Notes:
(1) On January 13, 2016, we acquired Clarion's 70% interest in the partnership, as further discussed on page 18.
(2) Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2015 and 2014 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net income	$69,998	$37,279	$218,424	$172,289
Depreciation and amortization	46,423	43,411	174,796	170,814
Interest expense	23,207	24,169	92,553	93,941
Early extinguishment of debt	—	10,545	19,072	10,545
Other interest income	(40)	(49)	(149)	(94)
EBITDA	139,588	115,355	504,696	447,495
Gain on sale of real estate	(16,821)	—	(28,330)	(4,401)
Adjusted EBITDA	$122,767	$115,355	$476,366	$443,094

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

In addition to FFO, we have also included FFO excluding the "early extinguishment of debt" charges which relate to the early redemption of our 6.20% senior notes in 2015, and our 5.65% senior notes and East Bay Bridge mortgage loan in 2014. We believe the unusual nature of these charges, being make-whole payments on the remaining principal and interest on the redeemed notes/mortgages, is worthy of separate evaluation and consequently have provided both relevant metrics.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.